U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2007

AMIWORLD, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-52742	20-5928518
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

60 E. 42nd Street, Suite 1225

New York, NY 10165

(Address of principal executive offices)

(212) 557-0223

(Issuer’s Telephone Number)

Item 3.02 Unregistered Sales of Equity Securities.

Effective October 29, 2007, we issued an aggregate of 3,156,428 shares of our Common Stock in exchange for forgiveness of outstanding loans in the aggregate amount of $3,156,428. The names of those entities receiving the shares and the amount of the loans that were converted are as follows:

Name	Date of Loan	Amount of Loan	No of Shares

JASB of New York Corporation	Various Pre-2007 Loans	$ 106,794.00	106,794
	September 5, 2007	$1,500,000.00	1,500,000
	September 28, 2007	$ 500,000.00	500,000
Total-JASB of New York Corporation		$2,106,794.00	2,106,794

EBOA, Ltd.	Various Pre-2006 Loans	$ 243,999.00	243,999
	October 4, 2006	$ 400,000.00	400,000
Total-EBOA, Ltd.		$ 643,999.00	643,999

BO Atlantic, Ltd.	Various Pre-2006 Loan	$ 5,635.00	5,635
	October 5, 2006	$ 400,000.00	400,000
Total-BO Atlantic, Ltd.		$ 405,635.00	405,635

TOTALS		$3,156,428.00	3,156,428

All of the parties included on the above table are related to us through common directors, shareholders or common control.

We relied upon the exemption from registration afforded by Section 4/2 under the Securities Act of 1933, as amended, to issue the shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2007

AMIWORLD, INC.

(Registrant)

By: s/Mamoru Saito____________________

Mamoru Saito, Chief Executive Officer

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